                                                                  Exhibit 10.13


                     VISION BENEFIT GROUP INSURANCE POLICY

                           [Dollar Amounts Omitted]

POLICYHOLDER:           Shopko Stores, Inc.

POLICY NUMBER:          50236

POLICY EFFECTIVE DATE:  January l, 1998

POLICY RENEWAL DATE:    January 1, 1999

GOVERNING JURISDICTION: Wisconsin

INITIAL POLICY TERM:    One year

PREMIUM DUE DATE:       1st day of the coverage month

This group insurance policy is issued to the named Policyholder in the state specified and, to the extent that it is governed by state law, the laws of that state will control.

Risk assumed under this policy will be insured from the effective date of this policy, subject to all policy provisions. The initial term of this policy is the period specified. However, if this policy is issued as a restatement of the risk assumed by any prior policy issued by Us and provides continuous coverage of that risk, then, subsequent revision of coverage or premium rate notwithstanding, the initial policy period specified above will be deemed to have occurred under that prior policy.

All of the following articles, outlines, and amendments are part of this policy and available benefits are dependent upon them. Altogether this policy is issued on Our authority.

United Wisconsin Insurance Company

/s/
   ------------------------------
President

The Policyholder agrees to all of the terms of this policy.


/s/                         Benefits Manager               1-1-98
   -----------------------  ----------------               ------
Authorized Signature             Title                      Date

POLICY OUTLINE

VISION BENEFIT PLAN

                                                                 Benefits from
                                                       Participating    Non-Participating    Benefit
Service                                                Providers        Providers            Service
                                                       ---------        ---------            Availability
                                                                                             ------------
Vision Examination..............................       Full Coverage                         Once Each
                                                                                             12 months

Standard Lenses.................................                                             Once Each
(glass or plastic any size (set of 2) including                                              12 months
solid tints)
     Single Focus lens (each)                          Full Coverage
     Bifocal lens (each)                               Full Coverage
     Trifocal lens (each)                              Full Coverage
     Lenticular lens (each)                            Full Coverage

Contact Lenses (in lieu of all other lenses
     and/or frames).............................                                             Once Each
     Standard Prescription (each)                                                            12 months
     Required for Sub-Normal Optical Correction
     (each)                                            Covered in Full
                                                       with Pre-
                                                       Approval

Frames..........................................                                             Once Each
                                                                                             24 months

* Participating Providers will give the Insured an $82.00 retail credit. Reimbursement will be made at Participating Provider Contracted amounts.

AMENDMENTS: None

ELIGIBILITY REQUIREMENTS:

     Class Description - Class 01: All Actively At Work Full-Time Employees

     Full Time: hours per week - 26

     Service Waiting Period: Effective the 31st day of employment.

PREMIUM:       - Single               - Family

100% of the premium charges are paid by the Policyholder.
 20% participation is required.

DEFINITIONS

ACTIVELY AT WORK or ACTIVE WORK means the employee must be physically capable of working:

   1. for the Group on a permanent Full-Time basis and be paid regular earnings; and
   2. at least the minimum number of hours shown in the policy outline at either

      a. the Group's usual place of business; or
      b. a location to which the Group's business requires the employee to travel.

If the employee meets these criteria, a holiday or a vacation day on the effective date will be considered a work day.

ANNIVERSARY DATE means a date which is twelve months from the policy effective date and every twelve months thereafter.

BENEFIT means the services or materials available to an Insured, if qualified, under this policy.

CHILD(REN) means the Insured's unmarried:

   1. natural child;
   2. legally adopted child; or
   3. stepchild or foster child.

Such children must be unable to provide their own support or must reside with the Insured. They will cease to be Dependents on the date they marry, or at the end of the day they attain the age of 19, whichever occurs first.

An unmarried child attending an accredited college or university on a full-time basis who remains a Dependent of the Insured may continue to be eligible for benefits under this policy in which the child graduates or attains the age of 25.

The attainment of age 19 specified above will not operate to terminate the coverage of such Dependent child while the child is and continues to be both incapable of self-sustaining employment by reason of mental retardation or physical handicap and dependent upon the Insured for support and maintenance within the meaning of the Internal Revenue Code of the United States. Provided, however, that proof of such incapacity and dependency must be furnished by the Insured to Us at no expense within 31 days of the child's attainment of age 19, and subsequently when and as often as We may reasonably require, but not more frequently than annually after the 2 year period following the child's attainment of age 19.

DATE OF SERVICE means the calendar date on which a specific service was provided or materials were ordered, and from which date Benefit Service Availability periods are measured.

DEDUCTIBLE means the amount of covered charges during each Benefit Service Availability period which must be incurred and paid by the Insured before Benefits become payable by us.

DEPENDENT means the legal spouse and Children of the Insured who are not in Full-Time military service. Dependent also means the child of the Insured's child, until the Insured's child attains the age of 18.

FULL COVERAGE means the amount indicated in the written agreement between Us and Our Participating Providers subject to all exclusions and limitations of this policy.

FULL-TIME means a regular work week of at least the number of hours shown as Full-Time in the policy outline.

GRIEVANCE means any dissatisfaction with the administration or claims practices of or provisions of services by a preferred provider plan which is expressed in writing by or on behalf of an Insured.

GROUP means the common employer or organization with which Insureds are affiliated. The Group may be the Policyholder. If the Policyholder is an association or trust, the Group must be a participating member.

INSURED means a member of the Group:

   1. who fulfills the eligibility requirements of the Group; and
   2. who meets policy eligibility standards; and
   3. who has made application which has been approved by Us; and
   4. on whose behalf premiums are currently paid; and
   5. who is covered under the terms of the policy on the Date Of Service.

NON-PARTICIPATING PROVIDERS are those providers which do not have to have a Participating Providers contract with Us. They do not accept Our payments as Full Coverage.

OPHTHALMOLOGIST means a person licensed by the state in which he practices as a Doctor of Medicine or Osteopathy and qualified to practice within the medical specialty of Ophthalmology.

OPTICALLY NECESSARY means a prescription or a change of prescription is required to correct visual function.

OPTICIAN means a person or business licensed by the state to manufacture, grind and/or dispense lenses and frames prescribed by either an Optometrist or an Ophthalmologist.

OPTOMETRIST means a person licensed to practice Optometry as defined by the laws of the state in which this service is rendered.

PARTICIPATING PROVIDERS are those providers that have contracts with Us and agree to the discounted terms and administration contained in those contracts.

POLICYHOLDER means the entity to which this policy is issued. The Policyholder is shown on the policy's face page.

SERVICE WAITING PERIOD, as shown in the policy outline, means the continuous length of time a person must serve in an eligible class before becoming eligible for this coverage.

STANDARD LENSES means any size lenses manufactured from glass or plastic, which are optically clear or have a solid color tint; it does not include a lens with variable photochromic properties. Standard multifocal lenses include segments through flat top 35 for plastic bifocal and lenticular lenses, glass trifocals through flat top 28 and plastic trifocals through flat top 35.

SUB-NORMAL OPTICAL CORRECTION means vision is not correctable to better than 20/70 in the better eye by the use of conventional lenses. For the determination of eligibility for Sub-Normal Optical Correction contact lens, the following diseases are included: keratoconus, irregular astigmatism, and irregular corneal curvature; and following cataract surgery.

VISION EXAMINATION means an examination of principal vision functions and includes the services included in the term Minimum Visual Analysis as defined in the rules set by the State Board of Examiners of Optometry following the Wisconsin Administrative Code. A Vision Examination includes but is not limited to, case history, examination for pathology or anomalies, job visual analysis, refraction, visual field testing and tonometry if indicated.

WE, US, OUR means United Wisconsin Insurance Company.

ELIGIBILITY

ELIGIBILITY

A person will become eligible for coverage under this policy upon fulfillment of the following conditions:

   1. the Group must meet all of the eligibility rules for participation as specified in the policy outline; and
   2. the person must be Actively At Work on a regular, Full-Time basis as a member of a class eligible for coverage under this policy; and
   3. the person must complete any Service Wafting Period required under this policy.

APPLICATION

A person must:

   1. apply for coverage within 31 days after becoming eligible under this policy; except as provided in the Late Application section of the policy; and
   2. cause premium to be paid on his behalf.

LATE APPLICATION

If the Insured does not apply for coverage within 31 days after completing his Service Wafting Period, the Insured will not be eligible until the Group's Anniversary date.

CONTRIBUTION

If the Group requires that an Insured contribute premium for coverage under this policy, then that portion of the premium to be contributed is specified in the policy outline.

DATE COVERAGE IS EFFECTIVE

Coverage will become effective on the date We have approved and accepted the applicant's application for coverage and received premium payment on the applicant's behalf, provided the applicant is Actively At Work on that date. If the applicant is not Actively At Work on that date, the effective date of coverage will be deferred until he returns to Active Work. Under no circumstances shall coverage become effective prior to the date the applicant completes the Service Waiting Period, if any.

DEPENDENT COVERAGE

   1. Except as provided below, a person may elect Vision insurance for his eligible Dependents under the same terms as set forth under the Eligibility, Application, Late Application Contribution, and Date Coverage Is Effective sections of the policy.

   2. An Insured's legally adopted child becomes eligible for coverage under this policy on the date that a court makes a final order granting adoption of the child by the Insured or on the date that the child is placed for adoption with the Insured. The newborn child of an Insured becomes eligible for coverage at the moment of birth. The Insured must complete an application adding a legally adopted or newborn child to coverage within 30 days after the child becomes eligible. If such application is made the adopted or newborn child's effective date of coverage will be the date of the adoption or the date of birth respectively. For adopted children or newborns, if application is not made within 30 days, then those children will not be eligible for coverage until the Group's Anniversary date.

VISION BENEFITS

VISION EXAMINATION

Payment for a Vision Examination is provided as specified in the policy outline. The frequency with which Vision Examinations are allowed is determined from the date of the previous examination for which Benefits were paid under this or a preceding policy issued by Us.

We will provide the benefit shown in the policy outline for examinations provided by Participating and Non-Participating Providers.

If during an optometric examination, a Participating Optometrist discovers a medical problem not within the scope of optometric practice, We will provide Benefits for one referral examination by a Participating Ophthalmologist if:

   1. the Insured is given a referral to the Ophthalmologist by the Optometrist during the optometric examination; and
   2. the ophthalmic examination is performed within 60 days of the optometric examination during which the referral was made; and
   3.  the optometric examination was a policy Benefit.

COVERED VISION MATERIALS

Benefits for vision materials are available with the frequency specified in the policy outline. The period between availability is determined from the last Date Of Service.

Our payment to a Participating Provider for frame cost will not exceed the frames retail cost, in accordance with Our agreement with the Participating Provider.

Payment will be made for contact lenses in lieu of all other material benefits, as specified in the policy outline.

We will pay the benefits shown in the policy outline for materials provided by Participating and Non-Participating Providers.

BENEFIT CHANGES

Any change in the amount of Benefits payable under this policy due to coverage changes will apply.

   1. for Dates Of Service occurring on or after the effective date of the change; and
   2. only to Insureds Actively At Work on or after the effective date of the change.

LIMITATIONS AND EXCLUSIONS

We will pay the amounts specified in the policy outline. The Insured is responsible for any additional costs for extra items not covered by this plan. They include, but are not limited to:

   1. Professional services and/or materials in connection with:

      a. blended bifocals, no line, or executive bifocals. Benefits are provided for Standard Lenses. The Insured is responsible for amounts incurred for non-standard lenses.
      b. compensated or special multi-focal lenses.
      c. piano (non-prescription) lenses.
      d. anti-reflective, scratch, UV400, or any coating or lamination applied to lenses.
      e. subnormal visual aids.
      f. progressive lenses.
      g. tints other than solid; A contribution by Us will be made for tints other than solid, but you pay any difference between the charge and Our payment.
      h. orthoptics, vision training and developmental vision procedures.

   2. Broken or lost lenses, contact lenses or frames, unless Benefits are normally due and the Insured is eligible.
   3. Medical and surgical treatment of the eye, except as provided under a Vision Examination as defined in this policy.
   4. Services or materials provided under Workers' Compensation programs.
   5. Services or materials rendered by a provider other than an Ophthalmologist, Optometrist, or Optician acting within the scope of his or her license.
   6. Any additional service required outside basic vision analyses for contact lenses, including but not limited to fitting fees.
   7. Vision examination or vision materials that may be required as a condition of employment, including but not limited to industrial or safety glasses.
   8. Services rendered after the date an Insured or Dependent ceases to be covered under this policy, except when vision materials ordered before coverage ended are delivered within 31 days from the date of that order.
   9. When contact lenses are chosen, no other vision material Benefits are available for the duration of the Benefit Service Availability period specified in the policy outline for contact lenses.
  10. Second pair of glasses or contacts if the second pair of glasses or contacts is chosen instead of bifocals.
  11. Regardless of Optical Necessity, Benefits are not available more frequently than specified in the policy outline.

COORDINATION OF BENEFITS

APPLICABILITY

This Coordination of Benefits ("COB") provision applies to This Plan when an Insured has vision care coverage under more than one Plan. "Plan" and "This Plan" are defined below.

If this COB provision applies, the order of benefit determination rules are looked at first. The rules determine whether the benefits of This Plan are determined before or after those of another Plan. The benefits of This Plan:

    1. are not reduced when, under the order of benefit determination rules, This Plan determines its benefits before another Plan; but

    2. may be reduced when, under the order of benefit determination rules, another Plan determines its benefits first. This reduction is described in the Effect On The Benefits Of This Plan section of the policy.

DEFINITIONS

When used in this section only, these terms have the following meanings.

ALLOWABLE EXPENSE means a necessary, reasonable, and customary item of expense for vision care, when the item of expense is covered at least in part by one or more Plans covering the person for whom the claim is made.

When a Plan provides benefits in the form of services, the reasonable cash value of each service rendered is considered both an Allowable Expense and a benefit paid.

CLAIM DETERMINATION PERIOD means a calendar year. However, it does not include any part of a year during which a person has no coverage under This Plan or any part of a year before the date this COB provision or a similar provision takes effect.

PLAN means any of the following which provides benefits or services for, or because of, vision care or treatment:

    1. Group insurance or group-type coverage, whether insured or uninsured, that includes continuous 24 hour coverage. It also includes coverage other than school accident-type coverage.
    2. Coverage under a governmental plan or coverage that is required or provided by law. This does not include a state plan under Medicaid (Title XIX, Grants to States for Medical Assistance Programs, of the United States Social Security Act as amended from time to time). It also does not include any plan whose benefits, by law, are excess to those of any private insurance program or other non-governmental program.

Each contract or other arrangement for coverage under 1. or 2. is a separate Plan. If an arrangement has two parts and COB rules apply only to one of the two, each of the parts is a separate Plan.

PRIMARY PLAN/SECONDARY PLAN. The order of benefit determination rules state whether This Plan is a Primary Plan or Secondary Plan as to another Plan covering the person.

When This Plan is a Secondary Plan, its benefits are determined after those of the other Plan and may be reduced because of the other Plan's benefits.

When This Plan is a Primary Plan, its benefits are determined before those of the other Plan and without considering the other Plan's benefits.

When there are more than two Plans covering the person, This Plan may be a Primary Plan as to one or more other Plans and may be a Secondary Plan as to a different Plan or Plans.

THIS PLAN means the part of the Contract that provides benefits for vision care expenses.

ORDER OF BENEFIT DETERMINATION RULES

When there is a basis for a claim under This Plan and another Plan, This Plan is a Secondary Plan which has its benefits determined after those of the other Plan, unless:

    1. the other Plan has rules coordinating its benefits with those of This Plan; and
    2. both those rules and This Plan's rules require that This Plan's benefits be determined before those of the other Plan.

This plan determines its order of benefits using the first of the following rules which applies:

    1. NON-DEPENDENT/DEPENDENT. The benefits of the Plan which covers the person as an employee, member or Insured (that is, other than as a dependent) are determined before those of the Plan which covers the person as a dependent.

    2. DEPENDENT CHILD/PARENTS NOT SEPARATED OR DIVORCED. Except as stated in rule 3, when This Plan and another Plan cover the same child as a dependent of different persons (called "parents"):

        a. The benefits of the Plan of the parent whose birthday falls earlier in the calendar year are determined before those of the Plan of the parent whose birthday falls later in that calendar year; but
        b. If both parents have the same birthday, the benefits of the Plan which covered the parent longer are determined before those of the Plan which covered the other parent for a shorter period of time.

        However, if the other Plan does not have the rule described in a. but instead has a rule based upon the gender of the parent, and if, as a result, the Plans do not agree on the order of benefits, the rule in the other Plan shall determine the order of benefits.

    3. DEPENDENT CHILD/SEPARATED OR DIVORCED PARENTS. If two or more Plans cover a person as a dependent child of divorced or separated parents, benefits for the child are determined in this order

        a. first, the Plan of the parent with custody of the child;
        b. then, the Plan of the spouse of the parent with the custody of the child; and
        c. finally, the Plan of the parent not having custody of the child.

Also, if the specific terms of a court decree state that the parents have joint custody of the child and do not specify that one parent has responsibility for the child's health care expenses or if the court decree states that both parents shall be responsible for the health care needs of the child but gives physical custody of the child to one parent and the entities obligated to pay or provide the benefits of the respective parents' Plans have actual knowledge of those terms, benefits for the dependent child shall be determined according to rule 2.

However, if the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child, and the entity obligated to pay or provide the benefits of the Plan of that parent has actual knowledge of those terms, the benefits of that Plan are determined first. This paragraph does not apply with respect to any Claim Determination Period or plan year during which any benefits are actually paid or provided before the entity has that actual knowledge.

     4. ACTIVE/INACTIVE EMPLOYEE. The benefits of a Plan which covers a person as an employee who is neither laid off nor retired or as that employee's dependent are determined before those of a Plan which covers that person as a laid off or retired employee or as that employee's dependent. If the other Plan does not have this rule and if, as a result, the Plans do not agree on the order of benefits, this rule is ignored.

     5. CONTINUATION COVERAGE. The benefits of a Plan which covers a person as an employee, member, or Insured, or as a dependent of such person, are determined before those of a Plan which covers that person as a person on state or federal continuation. If the other Plan does not have this rule and if, as a result, the Plans do not agree on the order of benefits, this rule is ignored.

     6. LONGER/SHORTER LENGTH OF COVERAGE. If none of the above rules determines the order of benefits, the benefits of the Plan which covered an employee, member, or Insured longer are determined before those of the Plan which covered that person for the shorter time.

EFFECT ON THE BENEFITS OF THIS PLAN

This Section applies when, in accordance with the Order of Benefit Determination Rules, This Plan is a Secondary Plan as to one or more other Plans. In that event the benefits of This Plan may be reduced under this section. Such other Plan or Plans are referred to below as "the other Plans".

The benefits of This Plan will be reduced when the sum of:

     a. the benefits that would be payable for the Allowable Expenses under This Plan in the absence of this COB provision; and
     b. the benefits that would be payable for the Allowable Expenses under the other Plans, in the absence of provisions with a purpose like that of this COB provision, whether or not claim is made, exceeds those Allowable Expenses in a Claim Determination Period. In that case, the benefits of This Plan will be reduced so that they and the benefits payable under the other Plans do not total more than those Allowable Expenses.

When the benefits of This Plan are reduced as described above, each benefit is reduced in proportion. It is then charged against any applicable benefit limit of This Plan.

RIGHT TO RECEIVE AND RELEASE NEEDED INFORMATION

Certain facts are needed to apply these COB rules. We have the right to decide which facts We need. We may get needed facts from or give them to any other organization or person. We need not tell or get the consent of any person to do this. Each person claiming benefits under This Plan must give Us any facts We need to pay the claim.

FACILITY OF PAYMENT

A payment made under another Plan may include an amount which should have been paid under This Plan. If it does, We may pay that amount to the organization which made that payment. That amount will then be treated as though it were a benefit paid under This Plan. We will not have to pay that amount again. The term "payment made" means reasonable cash value of the benefits provided in the form of services.

RIGHT OF RECOVERY
If the benefit provided by Us is more than should have been provided under this COB provision, We may recover the excess from one or more of:

     1. the persons We have paid or for whom We have paid;
     2. insurance companies; or
     3. other organizations.

GRIEVANCE PROCEDURE

If vision Benefits are denied, either in whole or in part, or the Insured is dissatisfied with the services provided, the Insured may request an explanation of the cause of the Grievance.

Telephone inquiries should be directed to ProVantage Vision Management Services at (414) 784-4600 or, outside Milwaukee area, 1-(888) 478-3722.

If the initial explanation of the cause of the Grievance is not satisfactory to the Insured, the Insured may further appeal the Grievance by writing to the Quality Assurance Committee (QAC) in care of Us. We recommend that a written grievance include the following information:

     1. The number of the Group Vision master policy issued to the Policyholder.
     2. The Date Of Service in question.
     3. The name of the Vision provider.
     4. The patient's name.
     5. The name and social security number of the Insured, and
     6. The reason(s) why the Insured is making the written Grievance.

The QAC will acknowledge receipt of the Grievance within 10 days of that receipt. The QAC will review the Grievance. The QAC review will consider all relevant information submitted by the Insured as well as Our applicable records. The QAC will allow the Insured the opportunity to appear before the QAC to present written or oral information and to question the persons responsible for making the determination which resulted in the Grievance. The QAC will notify the insured of his right to appear, and of the time and place of the QAC meeting at least 7 days in advance. The decision of the QAC will be made in writing to the Insured within 30 calendar days from the date of the receipt of the Grievance. Upon written notice within the initial 30 calendar day period, the QAC may extend the review for up to 60 calendar days from the date of receipt of the Grievance. This extension notice shall specify the reason why additional time is needed, and specify when a resolution may be expected. The decision of the QAC will be considered final by Us.

Should the Grievance involve urgent care, the Insured may file the Grievance via a telephone call to Us. Urgent care is care which cannot be postponed during the time required for the normal Grievance process. The telephone call must provide the pertinent information listed above. The QAC will resolve the Grievance within 4 business days of receipt of the Grievance.

The Insured has the right to be represented by counsel at any stage of the Grievance procedure. This Grievance procedure does not prevent the Insured from seeking legal redress.

NOTICE OF RIGHT TO FILE A COMPLAINT

If the Insured is having problems with their insurance company or agent, do not hesitate to contact the insurance company or agent to resolve their problem.

You can also contact the Office of the Commissioner of Insurance, a state agency which enforces Wisconsin insurance laws, and file a complaint. The Insured can contact the Office of the Commissioner of Insurance by writing to:

                    Office of the Commissioner of Insurance
                             Complaints Department
                                 P.O. Box 7873
                            Madison, WI 53707-7873

or they can call 1-800-236-8517 outside of Madison or 266-0103 in Madison, and request a complaint form.

OVERPAYMENT RECOVERY

Whenever any Benefit payments may have been made by Us in excess of the payment amounts required, We will deem the excess payment amount a debt of the Insured that is due and payable to Us. We have the right to recover that debt from the Insured or to reduce Benefit amounts that remain payable to recover the debt.

TERMINATION OF COVERAGE

RENEWAL OF THE POLICY BY US

This policy will initially be in effect for two years commencing on the effective date. This policy may be renewed by the Policyholder for additional periods of one month each, specified by and subject to Our consent. Each subsequent renewal will be in accordance with the eligibility, premium computation, and payment provisions of this policy.

TERMINATION OF THE POLICY BY US

We may terminate this policy on the first policy anniversary. Thereafter, We may terminate this policy on the first day of any period for which premium is due if any of the following conditions occur:

     1. the number of enrolled Insureds is less than 10; or
     2. less than 75% of the persons eligible for contributory insurance are enrolled; or
     3. the Policyholder fails:

        a. to promptly provide any information that We may reasonably require;
           or
        b. to perform any other contractual obligations of this policy.

We will give written notice of any termination to the Policyholder at least 60 days in advance of the termination date. Termination of this policy under any condition will not prejudice any claims for which the Date of Loss occurred while this policy was in force.

This policy will not terminate during any period for which premium has been paid; however, if the Policyholder fails to pay any premium within the grace period, this policy will automatically terminate at 12:00 midnight of the last day of the grace period. The policyholder is liable to Us for any premium due and unpaid for the entire period this policy remains in force.

TERMINATION OF THE POLICY BY THE POLICYHOLDER

The Policyholder may cancel this policy on the first day of any period for which premium is due, by giving written notice to Us at least 30 days in advance of the termination date. If the Policyholder is a trust or an association, coverage under this Policy will terminate with respect to a Group which is a participating member on the date such Group terminates its membership therein. The Group must provide Us written notice of such termination at least 30 days in advance of the termination date. Without 30 days advance written notice, the termination date must be mutually agreed upon by the Group, or the Policyholder if the Group is not the Policyholder, and Us.

TERMINATION OF INDIVIDUAL COVERAGE

The coverage of any Insured will terminate upon the first to occur of any of the following dates:

     1.  the date the policy is canceled; or
     2. the date the policy is modified to exclude coverage for the class to which the Insured belongs; or
     3. the date the premium payments cease to be made when due; or the end of the cobra extension.
     4.  the date the Insured terminates employment; or
     5. the date the Insured is no longer a member of the class of persons eligible for coverage as specified in this policy; or
     6. the date the Insured is laid off, resigns, retires, or is dismissed from employment; or
     7. the day preceding the date a leave of absence begins, except a leave of absence due to illness or injury. Refer to the Special Provisions For Not Being In Active Status section of the policy; or
     8.  the date of work stoppage which is the result of a labor dispute.

TERMINATION OF EMPLOYEE'S DEPENDENT INSURANCE

The coverage on any Dependent will terminate upon the first to occur of any of the following dates:

     1.  the date the person ceases to be a Dependent; or
     2.  the date premium payments cease to be made, if required; or
     3.  the date the Insured's coverage ceases under this policy.

SPECIAL PROVISIONS FOR NOT BEING IN ACTIVE STATUS

If a Insured is not Actively At Work Full-Time due to illness or injury, coverage may remain in effect if:

     1. the premium continues to be paid on the Insured's behalf; up to 12 weeks.
     2.  the Group continues participation under this policy.

In no event shall coverage on any Insured be continued by payment of premium longer than 12 consecutive weeks after the illness or injury commenced.

PREMIUM CALCULATION AND PAYMENT

PREMIUM

The initial premium is calculated by multiplying the premium rates specified in the policy outline by the number of eligible Insureds enrolled for either single or family coverage. Without due notice to the contrary, such premium rates will remain effective.

We retain the right to establish new premium rates for the calculation of both the current premium due and all future premium:

     1.  when the policy provisions or conditions are changed; or
     2. when additional coverage is requested for a division, subsidiary, or other group associated with the Group; or
     3. when other factors, bearing on the risk We have assumed as evidenced by this policy are changed.

New premium rates may be established on any premium due date after the first 12 month period that this policy has been in force by giving appropriate notice to the Policyholder 31 days (60 days if the rate increases by 25% or more) before the due date of the changed premium. New premium rates may be established at an earlier date by mutual agreement of the Policyholder and Us.

Within the first 12 months, We reserve the right to revise premium rates if changes in state or federal law enhance the Benefits available under this policy.

PREMIUM PAYMENT

The initial premium payment is due from the Policyholder to Us on or before the effective date of the policy. Subsequent payments are due monthly; however, payment of any premium will not maintain this coverage in force beyond the end of the period for which the premium was paid except when the grace period provisions are in effect. If the Policyholder is a trust or an association, then the Group which is a participating member thereof is responsible for paying to Us premiums on a timely basis.

Any premium adjustment that involves a return of unearned premium to the Group will be limited to the period of 2 months immediately preceding the date We receive evidence that the Group is entitled to such adjustments. The Group shall forfeit the return of any remaining unearned premium; however, such forfeiture shall not be construed as extending an Insured's coverage beyond the date he would otherwise have been ineligible.

GRACE PERIOD

If, after payment of the initial premium due under this policy and prior to the due date of any subsequent premium, the Group has not given to Us written notice of cancellation, a grace period of 31 days, extending from the first day of the period for which premium is due, will be allowed.

During the grace period, coverage under this policy will remain in force until the first of the following events occurs:

     1. We receive, before the end of the grace period, written notice from the Group to cancel the policy, in which case such notice will terminate this policy on the later of either

         a. the date the notice is received; or
         b. the requested termination date.

         However, in either case, the Group will be liable for premium payments prorated for the time the policy remained in force during the grace period.

     2. The grace period expires without payment of premium due, in which case the Group is liable for the payment of all premium amounts due for policy coverage which was extended during the grace period.

NONPARTICIPATING POLICY

This policy is non-participating. It will not receive any distribution from Our surplus earnings, if any; neither will it be assessable to recover loss, if any, to Our equity.

CONTINUATION

The provision entitled CONTINUATION OF COVERAGE UNDER WISCONSIN LAW contains the continuation requirements of Wisconsin Statute 632.897. The provision entitled CONTINUATION OF COVERAGE UNDER COBRA (Federal Law) contains the continuation requirements of the federal Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1985. Groups insured under this Policy may be subject to both statutes. If so, they must comply with the minimum requirements of both statutes. The intent of this Policy is to comply with the minimal legislative requirements of both state law and COBRA. If either or both laws are amended, thus affecting a provision of this Policy, We deem that provision amended and administer the Policy accordingly. It is the Group's responsibility to determine which provision applies to the Group.

CONTINUATION OF COVERAGE UNDER WISCONSIN LAW

     1. The following persons who have been continuously covered under this Policy for at least 3 months may elect to continue coverage under this Policy.

        a. The former spouse of an Insured who otherwise would terminate coverage because of divorce or annulment.
        b. An Insured who would otherwise terminate eligibility for coverage under this Policy. This does not include an Insured who terminates eligibility for coverage due to discharge for misconduct shown in connection with his or her employment.
        c. The spouse and/or dependents of an Insured if the Insured dies while covered by this Policy and the spouse and/or dependents were also covered by this Policy.

     2. If premium for coverage continues to be paid, coverage under this Policy continues for

        a. The terminated Insured entitled to continuation; and
        b. The terminated Insured's spouse and dependents who were also covered by this Policy,

        until the terminated Insured is notified of his or her right to elect continuation.

     3. If the Group is notified to terminate an Insured's coverage for any of the reasons set forth in paragraph 1 above, the Group will send to the Insured's home address, as shown on the Group's records, or deliver personally written notification of:

        a. The right to continuation coverage under this Policy; and
        b. The payment amount needed for continued coverage. This includes the manner, place and time in which payment must be made.

        The Group will give notice not more than 5 days after receiving notice to terminate coverage. The premium for continued coverage under this Policy will not be more than the rate in effect for a person covered under the Group, including the Group's contribution.

     4. The terminated person must elect continuation coverage within 30 days after receiving notice under paragraph 3 above. He or she must pay the amount required in that same period. If the terminated person is a minor, his or her parent or guardian may act on his or her behalf. A terminated Insured may continue coverage for his or her spouse or dependents who were also covered by this Policy. Continued coverage continues until the earliest of the following occurs:

     a. The person terminated establishes residence outside this state.
     b. The terminated person fails to make timely payment of a required premium amount.
     c. The terminated person is eligible for continued coverage under paragraph 1-a and the Insured through whom he or she originally obtained coverage is no longer eligible for coverage under this Policy. If the Insured becomes eligible for coverage by a replacement group policy providing coverage to the same group, the terminated person has the right to continued coverage under the replacement policy.
     d. The terminated person becomes eligible for similar coverage under another group policy.
     e. The end of a period of 18 months of continued coverage.

  5. The terminated person pays premium for continued coverage to the Group. The Group collects the premium, and We bill the Group for the premium. We charge to the Group the claims experience of individuals whose coverage is continued.

CONTINUATION OF COVERAGE UNDER FEDERAL LAW (COBRA)

  1. Upon the occurrence of an event set forth in paragraph 2 below, the following persons who have been covered under this Policy may elect to continue coverage under this Policy.

     a. The spouse of an Insured, upon the occurrence of event 2-a, 2-b, 2-c, or 2-d;
     b. The Dependent child of an Insured, upon the occurrence of event 2-a, 2-b, 2-c, or 2-d;
     c. The Insured, upon the occurrence of event 2-b;
     d. The retired Insured and any of his covered Dependents, upon the occurrence of event 2-f;
     e. Widows or widowers of retired Insureds who died before the occurrence of event 2-f, upon the occurrence of that event.

  2. If one of the following events occurs and results in the loss of coverage under this Policy for a person described in paragraph 1, he or she may continue coverage.

     a. Death of the Insured;
     b. Termination of the Insured's eligibility for coverage under this Policy. This does not include an Insured who terminates eligibility for coverage due to discharge for gross misconduct shown in connection with his or her employment;
     c. Eligibility of the Insured for Medicare;
     d. Divorce or legal separation of the Insured;
     e. End of the eligibility of a child of the Insured as a Dependent under this Policy, or
     f. The Group's filing of a Chapter 11 bankruptcy petition.

     The Insured or his or her dependents whose coverage is terminated due to the occurrence of an event listed in d or e above must provide the Group notice of that event within 60 days of its occurrence.

  3. If the Group is notified to terminate a persons coverage for any of the reasons set forth in paragraph 2 above, the Group will send to that person's home address, as shown on the Group's records, or deliver personally written notification of:

     a. The right to continue coverage under this Policy, and
     b. The payment amounts needed for continued coverage. This includes the manner, place and time in which payment must be made.

     The Group will give notice not more than 14 days after receiving notice to terminate coverage. Except as provided in paragraph 6-e, the premium for continued coverage under this Policy will not be more than 102% of the rate in effect for a person covered under the Group, including the Group's contribution.

  4. The terminated person must elect continued coverage and pay the premium within the election period. This is a period of 60 days from the later of:

     a. The date of the event set forth in paragraph 2 that led to termination;
        or
     b. The date the terminated person receives notice under paragraph 3 above.

     He or she also has 45 days from the date he or she elects continued coverage in which to pay to the Group the premium required for the continued coverage provided during the period immediately preceding the election date.

     If the terminated person is a minor, his or her parent or guardian may act on his or her behalf. A terminated Insured may continue coverage for his or her spouse or dependents who were also covered by this Policy.

  5. We treat a terminated person who continues coverage under this Policy in the same manner as a similarly situated person whose Policy coverage has not terminated.

  6. Coverage of the terminated person continues until the earliest of the following occurs:

     a. The Group ceases to provide this Policy to any employees.
     b. The terminated person fails to pay a required premium amount by the end of the grace period.
     c. The terminated person becomes covered as an employee or otherwise under any other group medical expenses benefit plan, unless the plan limits or excludes coverage for any pre-existing condition of that person.
     d. The terminated person becomes entitled to Medicare benefits.
     e. The end of a period of 18 months after the occurrence of event 2-b, or 36 months after the occurrence of event 2-a, 2-c, 2-d, or 2-e. However:

        1) If the Social Security Administration determines that an Insured or spouse, or dependent who is eligible for continued coverage because of event 2-b was disabled at the time of the event, then the Insured's coverage, continues until the earlier of the end of the disability or the end of a period of 29 months after the occurrence of event 2-b. The disabled individual must notify the Group of the Social Security Administration's determination within 60 days of the determination, and before the end of the eighteenth month of continuation, and must also notify the group if the individual ceases to be disabled. The premium for the nineteenth through twenty-ninth month of continued coverage will not be more than 150% of the rate in effect for a person covered under the Group, including the Group's contribution.
        2) If a retired Insured dies after the Group files a Chapter 11 bankruptcy petition, continued coverage for his or her surviving spouse and children who are covered dependents expires at the end of a period of 36 months after the Insured's death.
        3) In all other cases, if a terminated person, other than a person described in paragraph 1-e, experiences more than one of the events set forth in paragraph 2, the maximum period of continuation is 36 months from the date of the first event.

  7. The terminated person pays premium for continued coverage to the Group. The Group collects the premium, and We bill the Group for the premium. We charge to the Group the claims experience of individuals whose coverage is continued.

GENERAL PROVISIONS

ENTIRE CONTRACT AND CHANGES

This policy, including all provisions, outlines, endorsements and amendments, the application of the Group, and the individual application of the Insured constitute the entire contract between the Group and Us. No change in this policy will be valid unless approved in writing by one of Our executive officers and made a formal amendment to this policy. No agent has authority to change this policy or any of its provisions.

LEGAL ACTIONS

No action at law or in equity may be brought to recover on this policy prior to the expiration of a 60 day period extending from the date that written proof of claim is first required under this policy to be provided to Us. No action, at law or in equity, may be brought after the expiration of a 3 year period extending from the Date Of Service for which written proof of claim is required to be provided to Us by the Insured.

STATEMENTS MADE BY THE GROUP OR MEMBERS

A statement made by the Group or an Insured in an enrollment form will not be used as a defense to a claim or to void or reform coverage unless the statement is signed by the Group or Insured, and a copy of the enrollment form containing the statement is or has been furnished to that Group or the Insured.

TIME LIMIT ON CERTAIN DEFENSES

Except for fraudulent statements, no statement made by an Insured under this policy relating to that Insureds coverage will be used to contest the validity of the coverage extended to that Insured after the coverage has been in force for a period of 2 years.

NOTICE OF CLAIM

For services from Non-Participating Providers, the Insured must give Us written notice of claim within 30 days of the Date Of Service, or as soon as it is reasonably possible. Participating Providers file claims for the Insureds.

When We receive that notice, We will send claim forms to the Insured If the Insured does not receive the claim forms within 15 days of the notice, The Insured will have complied with the requirements of proof of claim when We receive verifiable documentation that establishes:

   1. the Insured's eligibility, and
   2. the Date Of Service; and
   3. the Provider, and
   4. the services obtained from that Provider, and
   5. to whom the services were provided.

PROOF OF CLAIM FOR SERVICES USED

A statement of claim for services and/or vision material(s) ordered and provided by Non-Participating Providers under this policy should be provided to Us by the Insured as soon as is reasonably possible but no later than 90 days from the Date Of Service. If it is not possible to give proof within the time limit, it may be given as soon thereafter as is reasonably possible, as long as We have not been prejudiced by the delay. Proof of claim may not be given later than one year after the time proof is otherwise required. Participating Providers will provide Us with Proof of Claim for the Insured.

TIMELY PAYMENT OF CLAIMS

Claims incurred while this policy is in force will be paid upon receipt of written proof of claim for an eligible Insured or Dependent.

PAYMENT OF CLAIMS

Payment for services and materials obtained from Participating Providers will be made directly to those providers in accord with the Benefit Outline and the terms of this contract. Payment for services and materials obtained from a NonParticipating Provider will be made directly to the Insured. The Insured may assign the Benefits to the Non-Participating Provider. The Insured is responsible for non-covered services from Participating and Non-Participating Providers.

APPEAL PROCESS

Questions concerning any payment or denial We make can be directed to Our Vision Customer Service Department for additional explanation.

If an Insured still disagrees with Our decision regarding payment or denial of a claim, the Insured may appeal Our decision. The appeal for review must be in writing to Us and must be received by Us within 60 days after the Insured received notification of the denial of benefits. The appeal must be identified as a claim appeal and must provide pertinent information such as: identification numbers, date and place of service, name of insured, name of patient, and reason for requesting the review.

After being reviewed by Us, a written decision, including reasons, will be provided within 60 days of receipt of the appeal. If there are special circumstances requiring an extensive review, the final decision will be made within 120 days of receipt of the appeal.

In all cases, the Insured retains the right to be represented by a lawyer at any time. After the appeal process has been completed, the Insured has the right to take his case to civil court.

DATA REQUIRED FROM THE GROUP

The Group will furnish to Us any information We may reasonably require for the administration of this policy, including timely information about persons who have become eligible, changes in coverage, and termination of coverage. We have the right to inspect at any reasonable time any records of the Group which relate to the coverage under this policy.

CLERICAL ERROR

Failure of the Group, due to clerical error, to report the name of any person who has qualified for coverage under this policy or to report the name of any person whose classification has been changed will not deprive that person of coverage, unless We have been prejudiced by the clerical error, as long as the Group, and the Insured if applicable, immediately pay the appropriate premium applicable to the coverage period. Failure of the Group to report the termination of coverage for any Insured will not continue that coverage beyond the date such coverage would otherwise terminate.

AGENCY

For all purposes of this policy, the Group acts on its own behalf or as an agent of the Insured. Under no circumstances will the Group be deemed Our agent without Our written authorization.

CERTIFICATES

We will issue to the Group, for delivery to each Insured covered under this policy, an individual certificate or certificate substitute, that describes the coverage for which that Insured is eligible, and how and to whom the policy benefits are paid, and which contains the principal provisions of this policy that affect the Insureds.

WORKERS' COMPENSATION

The coverage provided under this policy is not in place of and does not affect any statutory requirement for coverage by workers' compensation insurance.

PRONOUNS

All personal pronouns used in this policy will include either gender, unless the context clearly indicates to the contrary.

CONFORMITY WITH STATE STATUTES

Any provision of this policy that, on its effective date, is in conflict with the statutes of the state in which it is issued, or issued for delivery, is amended by this section to conform to the minimum requirements of that state statute.

SEVERABILITY

Any provision of this policy which may be prohibited by law, will be and become without force or effect within that jurisdiction; however, the void provision will neither invalidate nor impair the enforceability of any other provision of this policy.